Exhibit 99.2

News

January 13, 2014	Analyst Contact: T.D. Eureste
918-588-7167
Media Contact: Brad Borror
918-588-7582

ONEOK Announces Offer to Purchase Outstanding Notes

TULSA, Okla. – Jan. 13, 2014 – ONEOK, Inc. (NYSE: OKE) today announced a cash tender offer to purchase its outstanding 4.25 percent notes due 2022 and its 6.0 percent notes due 2035, up to a maximum payment amount of $150 million, excluding accrued and unpaid interest. The terms and conditions of the tender offer are described in the Jan. 13, 2014, Offer to Purchase and related Letter of Transmittal, which are being sent to current note holders.

The following table sets forth some of the terms of the tender offer for the notes:

	4.25 percent notes due 2022	6.0 percent notes due 2035
CUSIP Number	682680 AQ6	682680 AN3
Acceptance Priority Level	1	2
Aggregate Principal Amount Outstanding	$700 million	$400 million
Reference U.S. Treasury Security	2.75 percent due Nov. 15, 2023	3.625 percent due Aug. 15, 2043
Bloomberg Reference Page	FIT1	FIT1
Early Tender Payment (1) (2)	$30.00	$30.00
Fixed Spread (basis points)	175	223
Hypothetical Total Consideration (1) (3)	$976.00	$995.74

(1)	Per $1,000 principal amount of notes validly tendered and accepted for purchase. Does not include accrued interest, which will be paid on notes accepted for purchase.
(2)	Per $1,000 principal amount of notes validly tendered at or prior to the Early Tender Time (as defined in the Offer to Purchase) and accepted for purchase.
(3)	The Hypothetical Total Consideration has been calculated using reference yields on the applicable reference securities as of 2 p.m., Eastern Standard Time (1 p.m. Central Standard Time) on Jan. 10, 2014.

Note holders must validly tender and not validly withdraw their notes by 5 p.m. Eastern Standard Time (4 p.m. Central Standard Time) on Jan. 27, 2014, unless extended or terminated earlier, to be eligible to receive the applicable total consideration, which includes an early tender payment of $30 for each $1,000 principal amount of notes tendered and accepted for purchase.

Note holders who validly tender their notes after 5 p.m. Eastern Standard Time (4 p.m. Central Standard Time) on Jan. 27, 2014, but before the tender offer expires, will be eligible to receive only the applicable tender consideration, which is equal to the applicable total consideration minus the early tender payment. Holders whose notes are accepted for purchase by ONEOK in the tender offer will receive accrued and unpaid interest on their purchased notes from the applicable last interest payment date to, but not including, the payment date.

ONEOK Announces Offer to Purchase Outstanding Notes

January 13, 2014

The total consideration for each $1,000 principal amount of notes tendered and accepted for purchase, pursuant to the tender offer, will be determined as described in the Offer to Purchase by reference to a fixed spread specified for each series of notes over the yield, based on the bid-side price of the U.S. Treasury Security specified in the table above, as calculated by the dealer managers, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, on Jan. 27, 2014.

The tender offer is scheduled to expire at 12:01 a.m. Eastern Standard Time on Feb. 11, 2014 (11:01 p.m. Central Standard Time on Feb. 10, 2014), unless extended or terminated. As set forth in the Offer to Purchase, validly tendered notes may be withdrawn at any time by 5 p.m. Eastern Standard Time (4 p.m. Central Standard Time) on Jan. 27, 2014, unless extended.

Subject to the terms and conditions of the tender offer, ONEOK expects to accept for purchase and to pay the total consideration or tender consideration, as applicable, for notes validly tendered and not validly withdrawn promptly after the tender offer expires.

ONEOK may waive, increase or decrease the maximum payment amount at its sole discretion. If the aggregate consideration, excluding accrued and unpaid interest, that would be payable for all notes that are validly tendered and not validly withdrawn by the expiration time exceeds the maximum payment amount, ONEOK will accept for purchase notes that have been tendered in accordance with the applicable acceptance priority levels, as set forth in the table above.

In addition, any notes to be accepted for purchase will be prorated as provided in the tender offer documents – with adjustments downward to avoid the purchase of notes in a principal amount other than $2,000 in the case of the 4.25 percent notes due 2022 and $1,000 in the case of the 6.0 percent notes due 2035, and, in each case, in integral multiples of $1,000 in excess thereof – such that the aggregate consideration payable for all notes accepted for purchase, excluding accrued and unpaid interest, does not exceed the maximum payment amount.

ONEOK’s obligation to complete the tender offer is conditioned on the satisfaction or waiver of certain conditions described in the Offer to Purchase, including the completion by the company of the separation of its natural gas distribution business into a stand-alone publicly traded company, ONE Gas, Inc., and the receipt from ONE Gas, Inc. of approximately $1.13 billion in connection with the separation.

Questions regarding the tender offer may be directed to:

Morgan Stanley & Co. LLC

Phone: (800) 624-1808 (toll-free) or (212) 761-1057 (collect)

J.P. Morgan

Phone: (866) 834-4666 (toll free) or (212) 834-4811 (collect)

ONEOK Announces Offer to Purchase Outstanding Notes

January 13, 2014

Requests for documentation may be directed to the tender agent for the offer:

D.F. King & Co., Inc.

Phone: (212) 269-5550

Email: ONEOK@dfking.com

This news release is not a recommendation by ONEOK, the dealer managers or the tender agent that note holders should tender, or refrain from tendering, all or any portion of the principal amount of their notes pursuant to the tender offer. Holders must make their own decision as to whether to tender their notes.

This news release is neither an offer to purchase nor a solicitation of an offer to sell the notes or any other security. The tender offer is being made only by the Offer to Purchase and the related Letter of Transmittal. The tender offer is not being made to holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

This news release is not an offering of any securities nor is it a solicitation of an offer to buy any securities.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a diversified energy company. We are the general partner and as of Dec. 31, 2013, own 41.2 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas. ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance (including net income, cash flow and projected levels of dividends), liquidity, the expected results and benefits of the separation (including the expected completion of the transaction), the anticipated management teams and boards of directors of ONEOK and ONE Gas, our expectations regarding employees and benefits following the separation, our anticipated financing and capital structure, the tax-free nature of the separation, management’s plans and objectives for our growth projects and other future operations our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

ONEOK Announces Offer to Purchase Outstanding Notes

January 13, 2014

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” and other words and terms of similar meaning.

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